UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2012 (August 3, 2012)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

A press release issued by Memorial Production Partners LP (the “Partnership”) on August 9, 2012, regarding financial and operational results for the quarter ended June 30, 2012, updated commodity hedge positions and updated 2012 guidance, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert A. Innamorati as Director

On August 3, 2012, Robert A. Innamorati was appointed to the Board of Directors (the “Board”) of Memorial Production Partners GP LLC (the “Company”), the general partner of the Partnership. Mr. Innamorati will serve as an independent director and has been appointed to serve as a member of the audit committee.

There are no arrangements or understandings between Mr. Innamorati and any other persons pursuant to which Mr. Innamorati was selected as a director of the Company. There are no transactions in which Mr. Innamorati has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Innamorati will receive the same compensation for his service on the Board as the other non-employee directors of the Company in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long-Term Incentive Plan. He will receive an annual cash retainer of $75,000 for serving as a director, with such amount payable in arrears quarterly, and a grant of 1,535 restricted common units pursuant to the Company’s Long-Term Incentive Plan. The grant of restricted units to Mr. Innamorati was made pursuant to a Restricted Unit Agreement (an “Agreement”) on August 3, 2012. The form of Agreement is as approved by the Board and filed as Exhibit 4.6 to the Partnership’s Registration Statement on Form S-8 (333-178493) filed on December 14, 2011, which is incorporated by reference herein.

The Company and the Partnership agreed to enter into an indemnification agreement with Mr. Innamorati in a form consistent with that approved by the Board and filed as Exhibit 10.8 to the Current Report on Form 8-K filed on December 15, 2011, which Exhibit is incorporated herein by reference. The indemnification agreement provides, among other things, that the Company and the Partnership will, to the fullest extent permitted by applicable law, indemnify and hold harmless Mr. Innamorati against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that Mr. Innamorati reasonably incurs and that result from, arise in connection with or are by reason of Mr. Innamorati’s service as a director or in any other capacity for the Company, the Partnership or its subsidiaries at the request of the Company or the Partnership. Under the indemnification agreement, in specified circumstances, the Company and the Partnership must advance payment of expenses to Mr. Innamorati, including reasonable attorneys’ fees, in connection with certain proceedings. The indemnification agreement also provides that the Company must use its reasonable efforts to maintain specified insurance policies and coverages. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

The Partnership has posted on its website, as of August 9, 2012, an update to its hedging overview presentation. The updated hedging presentation includes hedging transactions with regards to the years 2012 through 2016 and the first nine months of 2017. The presentation entitled “Commodity Hedging Overview,” dated August 9, 2012, may be accessed by going to www.memorialpp.com, selecting Investor Relations, then selecting Events and Presentations.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On August 3, 2012, the Partnership issued a press release announcing the appointment of Mr. Innamorati to the Board. A copy of the press release is furnished as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.8 of the Partnership’s Current Report on Form 8-K (File No. 001-35364) filed on December 15, 2011)

10.2	Form of Restricted Unit Agreement (incorporated by reference to Exhibit 4.6 of the Partnership’s Registration Statement on Form S-8 (File No. 333-178493) filed on December 14, 2011)

99.1	Press release dated August 9, 2012

99.2	Press release dated August 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: August 9, 2012	By:	/s/ Kyle N. Roane

Kyle N. Roane
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.8 of the Partnership’s Current Report on Form 8-K (File No. 001-35364) filed on December 15, 2011)

10.2	Form of Restricted Unit Agreement (incorporated by reference to Exhibit 4.6 of the Partnership’s Registration Statement on Form S-8 (File No. 333-178493) filed on December 14, 2011)

99.1	Press release dated August 9, 2012

99.2	Press release dated August 3, 2012